SUBLEASE


     THIS SUBLEASE, made and entered into as of the 25th day of July, 1996, by and between BUEHLER FOODS, INC., an Indiana Corporation, having as its principal address, 1100 West 12th Avenue, Jasper, Indiana, hereinafter referred to as "Buehler", and First State Bank, an Indiana financial institution, having its principal offices at 645 Main Street in Tell City, Indiana, hereinafter referred to as "Bank" ("Sublease").
     WHEREAS, pursuant to a Lease, dated February 1, 1988, between William Tell Homes Company and Kmart
Corporation, as amended by Modification of Leased
Agreement, dated September 26, 1991 (collectively, the
"Master Lease") Kmart leased a building of approximately
84,000 square feet, the "Leased Premises" located on the property in Tell City, Perry County, Indiana, described in Exhibit A attached hereto and made a part hereof and depicted on Exhibit B attached hereto and made a part hereof, which property, together with the buildings and improvements thereon, including the Leased Premises, are defined as the "Kmart Shopping Center", and a memorandum of the Master Lease was recorded in Miscellaneous Record
21, Pages 122-126 in the Office of the Recorder of Perry
County; and
     WHEREAS, Buehler has entered into a sublease for the Leased Premises, with Kmart Corporation, dated December

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4, 1995, which sublease is hereinafter referred to as the
"Master Sublease," and a memorandum of the Master
Sublease was recorded in Miscellaneous Record 33, Pages
644-650 in the Office of the Recorder of Perry County;
and,      WHEREAS, Bank desires to sublease from Buehler
a portion of that Leased Premises currently leased by Buehler, upon which Buehler shall be operating a retail grocery business. NOW, THEREFORE, it is agreed by the parties that Bank shall sublease and occupy a portion of the Leased Premises leased by Buehler under the following terms and conditions:
                      ARTICLE I
                     THE DEMISE
     Section 1.01.  The Sublet Premises.  Buehler does
hereby sublet to Bank, and Bank subleases from Buehler, upon the terms and conditions herein, a certain portion of the Leased Premises, including a part of the building to be occupied as a retail grocery supermarket and a part of the Common Areas, which subleased premises are more particularly depicted on "Exhibit B" attached hereto and made part hereof. That portion sublet under this Sublease may hereinafter be referred to as being the "Sublet Premises" and the Sublease thereof by Bank shall be subject to the terms and conditions set forth in the Master Lease and Master Sublease above described.

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     Section 1.02.  Common Areas.  Bank shall have the
non-exclusive right to use common parking areas currently existing for use by its customers, but shall require Bank employees to park in spaces away from Buehler's customer parking near the place of customer access to Buehler's store. Bank's employees shall have non-exclusive right to use restrooms and employee "break" room in the Buehler store, and Bank's customers shall have access to the Sublet Premises through the Buehler store during normal business hours.
     Section 1.03.  Services.  Buehler shall furnish the
Bank with heat, air conditioning; lights and all utility services except telephone. Such telephone expenses shall be paid by Bank, except that Buehler shall, in the construction of the Sublet Premises, provide all necessary telephone conduits and wiring. Said utilities shall be adequate to maintain a proper environment for operation of branch bank facilities.
     Buehler shall, at Buehler's expense, maintain the Sublet Premises and all of the HVAC and other building equipment not owned by Bank in good condition and repair.
Bank shall, at Bank's expense, provide the day-to-day janitorial services, including carpet and floor maintenance, and the upkeep and repair of all interior

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leasehold improvements added by Bank.  Provided, however,
that Bank also shall be responsible for the repair of any portion of the Sublet Premises to the extent damaged by Bank, its employees or representatives. Buehler shall maintain the driveways and parking areas in good condition and repair and reasonably free of snow, ice, dirt and debris as required by the Master Lease and Master Sublease. No trash, waste or other debris is to be located or placed by Bank outside the Sublet Premises or Buehler's store except in closed containers as provided by Buehler.
     Section 1.04.  Construction Responsibilities.
Buehler agrees that it will, at its own cost and expense, cause the construction of such necessary walls, roof and floor, to create the separate space for the Sublet
Premises, which construction shall, except as otherwise mutually agreed, be according to the approved plans and specifications of the Sublet Premises. Buehler also will provide all heating and air conditioning systems, electrical system and sprinkler system. The electrical system shall include hook-up facilities for Bank's fixtures and banking equipment at locations mutually agreeable. Bank will furnish and install its own trade fixtures including, but not limited to, all special banking equipment, safes, alarm system and other security devices, interior finish work, furnishings and

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decorations, all of which shall remain the property of
the Bank.  Bank may not change or alter the Sublet
Premises in a manner which will adversely affect
Buehler's operation without Buehler's prior approval and any approvals required by the Master Sublease.
     Section 1.05.  Signs.  Subject to provisions in the
Master Lease and Master Sublease, the Bank shall have the right to erect appropriate signs on the exterior of Buehler's store, over any walk-up window and at the lobby entrance in the interior of the Buehler's store;
provided, however, that no such sign shall be erected until drawings depicting the sign together with specifications of the methods by which such sign is to be affixed to the building (as well as approval of location of each sign), shall have been submitted to and approved by Buehler, the Master Lessor and Master Sublessor, as may be required.
     Section 1.06.  Interior Development.  Buehler agrees
that it will not locate its displays of merchandise or shelving closer to the interior walk--up facilities of the Bank than the lobby area of the Sublet Premises and will not block access to the Sublet Premises from Buehler's store.
     Section 1.07.  Taxes.  Buehler agrees that during
the Term of this Sublease, Buehler will pay all real estate taxes and assessments accruing against the Sublet

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Premises to the extent Buehler shall be responsible for
payment of same under the Master Lease or Master
Sublease. Bank shall pay all such taxes accruing upon personal property placed thereon by Bank, including trade fixtures, furniture and equipment.
                     ARTICLE II
                        TERM
     Section 2.01.  The Original Term.  The initial term
of this Sublease is for a period of five (5) years beginning on the Commencement Date, which shall be referred to hereinafter as the "Original Term."
     Section 2.02.  Commencement Date.  The Commencement
Date of the Original Term shall be July 25, 1996.
     Section 2.03.  Options for Extensions.  If the Bank
shall comply with and not be in default of any of the terms, provisions and conditions of this Sublease, then, subject to the terms and conditions of the Master Lease and Master Sublease, Bank shall have an option to extend this Sublease for (i) an additional consecutive term beginning on the next succeeding day after the expiration of the Original Term and ending on January 29, 2008
("First Extended Term"); (ii) an additional consecutive term of five (5) years commencing at the expiration of the First Extended Term ("Second Extended Term"); and an additional consecutive term of five (5) years commencing at the expiration of the Second Extended Term ("Third

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Extended Term").  The extended term or terms also may be
referred to hereinafter collectively as the "Extended
Term or Extended Terms".  The Original Term and any
Extended Term may be referred to hereinafter collectively as the "Granted Term". Notice of intention to exercise any extension above described shall be given by Bank to Buehler in writing at least one hundred eighty (180) days before the expiration of the Original Term or the prior
Extended Term, and if the Bank fails to give any such notice within the time limited, any subsequent option or options to extend shall expire and be of no force or effect. Notwithstanding the foregoing, the Bank's right to extend this Sublease shall be subject to the renewal or extension by Buehler of the Master Sublease. The
Extended Terms granted herein shall not obligate Buehler to extend the term of the Master Sublease.
     Section 2.04.  Termination Option.  In the event
that the Master Lease or Master Sublease is terminated for any reason, or if Buehler should make an assignment of its Master Sublease to any other firm or corporation other than an affiliated entity, the Marjorie Buehler
Real Estate Trust or a business successor for the continued operation of a retail grocery business, or if business operations in that portion of the Leased
Premises occupied by Buehler should be discontinued for any period of time longer than one (1) month, except in

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the instance of fire or other casualty, the Bank shall
have the right to terminate this Sublease upon thirty
(30) days' notice to Buehler.  Should William Tell Homes
Company under the Master Lease or Kmart Corporation under the Master Sublease elect to terminate either the Master
Lease or Master Sublease, nothing herein shall prevent
Bank from entering into a new lease arrangement with William Tell Homes Company or Kmart Corporation or from assuming Buehler's obligation under the Master Sublease, subject to the terms and provisions therein.
     Section 2.05.  Approval of IDFI.  Following the
execution of this Sublease, Bank shall prepare and submit to the Indiana Department of Financial Institutions
("IDFI") its application for approval to open a branch office at the Kmart Shopping Center and shall prosecute same with all due diligence. If Bank is unable to secure such approval from the IDFI within a period of one hundred twenty (120) days from the execution of this Sublease, Bank shall be entitled to cancel this Sublease by notice given in the manner provided herein at any time within the eighteen (18) month period following the initial 120-day period.

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                     ARTICLE III
                        RENT
     Section 3.01.  Rent.  The Bank shall pay Buehler, at
its principal office, or at such other place as Buehler shall designate from time to time in writing, rental:
     (a)  During the first two (2) years of the Original
Term, Seven Thousand Eight Hundred Dollars ($7,800.00) per year, payable in advance in equal monthly installments of Six Hundred Fifty Dollars ($650.00) per month, on the first day of each month. If the Bank should be open for business prior to the Commencement
Date, the Bank shall pay a pro rata portion of the rental for the part of the month prior to the Commencement Date;
and
     (b) After the first two (2) years and during the next three (3) years of the Original Term, Nine Thousand
Three Hundred Dollars ($9,300.00) per year, payable in advance in equal monthly installments of Seven Hundred
Seventy-Five Dollars ($775.00) per month, on the first day of each month.
(collectively referred to as "Rent")
     Section 3.02.  Rent During Extended Terms.  In the
event Bank should elect to exercise its option to extend this Sublease, as provided by Section 2.03, Bank shall pay rent to Buehler during the First Extended Term as follows: (i) in an annual amount during the first two

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(2) years of Nine Thousand Three Hundred Dollars
($9,300.00) per year payable in advance in equal monthly installments of Seven Hundred Seventy-Five Dollars
($775.00) per month, on the first day of each month, and
(ii) in an annual amount during the remainder of the First Extended Term of Ten Thousand Eight Hundred Dollars
($10,800.00) per year, payable in advance in equal monthly installments of Nine Hundred Dollars ($900.00) per month, on the first day of each month. In the event the Bank should elect to exercise its option to extend this Sublease for the Second Extended Term, as provided by Section 2.03, Bank shall pay rent to Buehler during the Second Extended Term in an annual amount of Fourteen
Thousand Four Hundred Dollars ($14,400.00), which sum shall be payable in advance in equal monthly installments of One Thousand Two Hundred Dollars ($1,200.00) per month in the same manner provided in Section 3.01 hereof. In the event the Bank should elect to exercise its option to extend this Sublease for the Third Extended Term, as provided by Section 2.03, Bank shall pay rent to Buehler during the Third Extended Term in an annual amount of Eighteen Thousand Dollars ($18,000.00), which sum shall be payable in advance in equal monthly installments of One Thousand Five Hundred Dollars ($1,500.00) per month in the same manner provided in Section 3.01 hereof.

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                     ARTICLE IV
                 USE OF THE PREMISES
     Section 4.01.  Business Use.  The Sublet Premises
are to be used and occupied for the operation of a branch banking facility, said operation being conducted in a manner consistent with accepted banking practices, and for no other purpose. The Bank will be entitled to further underlet the Sublet Premises to another bank or a saving association or any other financial institution with Buehler's prior written approval and subject to the approval and consent of William Tell Homes Company and Kmart Corporation.
     Section 4.02.  Hours of Operation.  Bank shall open
the Subleased Premises for the transaction of regular banking business in the Sublet Premises for at least the same number of hours per week and on the same number of days per week that a majority of other branch facilities of the Bank are open for banking business of the same character (excluding operation of an ATM machine) as that conducted in the Sublet Premises.
                      ARTICLE V
                      SECURITY
     Section 5.01.  Security Equipment.  The Bank shall
install such security equipment as is deemed by it to be necessary or desirable for prevention of robberies and thefts in the Sublet Premises. The expense of such

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installation and maintenance shall be borne by the Bank
except that Buehler shall furnish the necessary electricity for operation of such equipment. Buehler shall not be responsible for attempts to penetrate the Sublet Premises, even if such attempts occur through the Buehler store. Buehler shall not furnish any additional security not required for the protection of its business solely due to the Bank's presence in the Buehler store.
The Bank shall have the right to retain security personnel; provided that, if said security personnel are to operate outside of the Sublet Premises, prior written consent of Buehler shall be obtained. Buehler shall in no event be liable for and the Bank hereby releases
Buehler, its successors and assigns, from any liability for any direct, indirect or consequential losses or damages suffered or incurred by the Bank due to its lease of the Sublet Premises, whether by burglary, robbery, theft, embezzlement, mysterious disappearance or otherwise, and by reason of failure of the electrical service supplied by Buehler for operation of the security devices or equipment.
                     ARTICLE VI
          DAMAGE BY FIRE OR OTHER CASUALTY
     Section 6.01.  Partial or Total Destruction of
Building. In the event of any damage to any improvement on the Leased Premises described in the Master Sublease

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by fire or other casualty, Buehler's obligation to
rebuild and restore the Leased Premises, including the Sublet Premises shall be subject to the terms and provisions of the Master Lease and Master Sublease. In the event that such damage renders it inadvisable for the Bank to continue its business during such period of restoration, all rental under this Sublease shall be abated during that period in which Bank ceases operation and until such restoration is completed. In the event that any such damage should not directly affect the Bank, but should cause the discontinuance of Buehler's business operations in the Leased Premises, the Bank shall have the right to discontinue its operation in the Sublet
Premises until business operations are recommenced by Buehler, and rental under this Sublease shall be totally abated while the business operations of the Bank are suspended. If the Leased Premises should be destroyed or damaged due to casualty, and if the Master Lease or Master Sublease should on such occasion be terminated, then this Sublease also shall be terminated, effective on the termination of the Master Sublease.
                     ARTICLE VII
            INDEMNIFICATION AND INSURANCE
     Section 7.01.  Indemnification.  Each party agrees
to indemnify and save harmless the other party against and from any and all claims by or on behalf of any

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person, firm or corporation arising from any breach or
default in the performance of any covenant or agreement on its part to be performed under this Sublease. The indemnification herein provided shall include all costs, counsel fees, and expenses or liabilities incurred in connection with any such claim or action or proceeding brought thereon. Each party covenants and agrees to pay and to indemnify the other party against all legal costs and charges, including counsel fees, lawfully and reasonably incurred in enforcing any covenant or agreement contained in this Sublease. In the event of any litigation between Buehler and the Bank with respect to the terms of this Sublease or any matter arising thereunder, the successful party in such litigation shall be entitled to recover all of is costs, including attorney's fees, for the other party as a party of the judgment in such litigation.
     Section 7.02.  Waiver of Subrogation.  Buehler and
the Bank each hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by fire or other casualty, even if said fire or casualty shall have been the fault or negligence of the other party or anyone for whom such party may be responsible.
Each party agrees to cause its fire and other hazard

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insurance policies to contain provisions recognizing this
release of liability and waiving all rights or subrogation against the other party to this Sublease.
     Section 7.03.  Public Liability Insurance.  Each
party shall procure and maintain during the Granted Term such policies of general liability insurance against claims, demands or actions for personal or bodily injury or death and for damage to property arising from or related to or connected with the occupancy of an conduct of business in and about the Leased Premises and the Sublet Premises as each party may deem adequate for its own protection; provided, however, Buehler's policies of insurance shall comply with the requirements of the Master Sublease and the Bank's policies of insurance shall be in an amount not less than Five Hundred Thousand
Dollars ($500,000.00).  William Tell Homes Company, Kmart
Corporation and Buehler Foods, Inc. shall be named as an additional party insured under the Bank's insurance policy.
     Section 7.04.  Casualty Insurance.  Buehler shall
procure and maintain during the Granted Term fire and casualty insurance upon the Leased Premises, including the Sublet Premises, as required under the Master Lease and Master Sublease. Bank shall procure and maintain casualty insurance for the personal property placed upon the Sublet Premises by Bank.

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                    ARTICLE VIII
                      REMEDIES
     Section 8.01.  Defaults.  The happening of any one
or more of the following events shall be deemed an "Event of Default":
     (a) The institution of proceedings in a court of competent jurisdiction or by the Indiana Department of Financial Institutions or the Federal Deposit Insurance
Corporation or any other regulatory agency of state or federal government for the reorganization, liquidation or involuntary dissolution of the Bank, or for its adjudication as being insolvent, or for the appointment of a receiver or conservator of the property of the Bank, and said proceedings are not dismissed, and any receiver, conservator, trustee, or liquidator appointed therein discharged, within thirty (30) days after the institution of said proceedings; and
     (b) the commission or omission by the Bank of any act which results in the assertion of a mechanic's lien claim against the land or building of which the Sublet
Premises is a part and the same is not released or otherwise provided for by indemnification within sixty
(60) days; and
     (c) the failure of the Bank to pay an installment of rent when due and continuation of such default for ten
(10) days after notice; and

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     (d)  or the failure of the Bank to perform any of
its other covenants under this Sublease and the continuation of such default for a period of twenty (20) days after notice. In the event that any such default
(other than a default that can be cured by the payment of money) cannot be cured within the time limit, no event of default shall be deemed to have occurred so long as the Bank is diligently pursuing appropriate action to cure the default, continues to diligently pursue such action to cure, and if such action was commenced within the time limit.
     Section 8.02.  Rights on Default.  Upon the
occurrence of any Event of Default, Buehler may, at its option, in addition to any other remedy or right it has hereunder or by law;
     (a) Re-enter the Sublet Premises, without demand, and resume possession by an action in law or equity or by force or otherwise and without being liable in trespass or for any damages and without terminating this Sublease.
Buehler may remove all persons and property from the Sublet Premises after giving Bank ten (10) days' notice.
If such property is not removed within such ten (10) days, such property shall be deemed abandoned and shall become the property of Buehler at its election. At any time after said ten (10) day period, Buehler may remove all persons and property from the Sublet Premises, with

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or without process of law, and Bank shall be liable for
the costs of such removal and storage of same.
     (b) Terminate this Sublease at any time upon the date specified in a notice to Bank. Bank's liability for damages shall survive such termination. Upon termination, such damages recoverable by Buehler from Bank shall, at Buehler's option, be either an amount equal to "liquidated damages" or an amount equal to "indemnity payments". "Liquidated damages" means an amount equal to the excess of the rentals provided for in this Sublease which would have been payable hereunder by Bank, had this Sublease not so terminated, for the period commencing with such termination and ending with the date set for the expiration of the Original Term granted
(hereinafter referred to as "unexpired term") over the reasonable rental value of the Sublet Premises for such unexpired term. "Indemnity payments" means an amount equal to the rent and other payments provided for in this Sublease which would have become due and owing thereunder from time to time during the unexpired term plus the costs and expenses paid or incurred by Buehler from time to time in connection with:
          (1) Obtaining possession of the Sublet
     Premises; and
          (2) removal and storage of Bank's property;
     and

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          (3) care, maintenance and repair of the
     Sublet Premises while vacant; and
          (4) reletting the whole or any part of the Sublet Premises; and
          (5) making all repairs, alterations and
     improvements to be made by Bank hereunder and performing all covenants of the Bank relating to the condition of the Sublet Premises, less the rent and other payments, if any, actually collected and allocable to the Sublet Premises or to the portions thereof relet by Buehler. Bank shall make indemnity payments monthly and Buehler can sue for all indemnity payments as they accrue. Buehler shall have the duty to sublet the Sublet Premises upon repossession and Bank shall not be liable for any rental should Buehler allocate the Sublet
     Premises for use as part of Buehler's store.
     (c) Without terminating this Sublease, relet the Sublet Premises without the same being deemed an acceptance of the surrender of this Sublease nor a waiver of Buehler's right to remedies and Buehler shall be entitled to indemnity payments, as heretofore defined from Bank. Any reletting by Buehler may be for a period equal to or less than or extending beyond the remainder of the Original Term, for the whole or any part of the Sublet Premises, separately or with other premises, or

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for any sums, or to any lessee or for any use Buehler
deems appropriate subject to the terms and provisions of the Master Sublease. Should Buehler allocate the Sublet
Premises to Buehler's store operation, then Bank shall not be liable for any rent due during that period of time.
     Section 8.03.  Advances.  In the event of any breach
hereunder by either party, the other party, after thirty
(30) day's written notice to the defaulting party, may cure such breach for the account and at the expense of the defaulting party. Any money spent or cost or expense incurred by either party incurring such a breach or default for the account of the other party shall be reimbursed by the defaulting party on the first day of the month following the payment, with interest at the rate of twelve percent (12%) per annum, or at four percent (4%) over the announced prime interest rate of the Bank, whichever is higher. In the event of the failure of Buehler to make prompt responses to emergency notification of the need for immediate repairs in order to maintain the usability of the Sublet Premises, such advance may be made by the Bank without the thirty (30) day written notice; provided, however, that Bank shall within twenty-four (24) hours following such advance give
Buehler written notice thereof. In the event that Buehler fails to reimburse the Bank for any such

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expenditure as provided herein, the Bank may deduct such
amounts as it has properly expended pursuant to the terms hereof from the rental payment or payments thereafter due.
                     ARTICLE IX
            ACCESS TO THE SUBLET PREMISES
     Section 9.01.  Inspection and Repairs.  Buehler
shall have the right to enter upon the Sublet Premises during all regular business hours for the purpose of inspecting the same or of making repairs, additions or alterations thereto. Except in the case of fire or other emergency, Buehler shall not enter the Sublet Premises for any purpose at any time other than when the Sublet
Premises are open for business except at a time agreed upon the Bank, and only when accompanied by an employee of the Bank. Said right of entry shall inure to the benefit of the William Tell Homes Company and Kmart
Corporation as well as to Buehler, and William Tell Homes
Company and Kmart Corporation also shall have the right to enter the Sublet Premises as contained in the Master
Lease and Master Sublease. Any entry shall, however, be such as to maintain the effectiveness of Bank's security.
                      ARTICLE X
                       NOTICES
     Section 10.01. Manner of Giving. Whenever under this Sublease a provision is made for notice of any kind

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such notice shall be given in writing and signed by or on
behalf of the party giving or making the same, and it shall be deemed sufficient notice and service thereof if such notice is to the Bank and is sent by first-class mail, postage pre-paid, to the general offices of the Bank at 645 Main Street, Tell City, Indiana 47586; and if to Buehler, sent by first-class mail, postage pre-paid, at 1100 West 12th Avenue, Jasper, Indiana 47546. Either party hereto may change its address for notification purposes by written notice to the other party. In the event of the need for emergency notice to Buehler (e.g., failure of HVAC systems, casualty damage, serious roof leakage, etc.), the Bank may notify one of Buehler's officers or the store manager by telephone, but shall within twenty-four (24) hours thereafter give written notice thereof in the manner above provided.
                     ARTICLE XI
               SURRENDER OF POSSESSION
     Section 11.01.  Surrender in Good Condition.  At the
expiration of the subtenancy created hereunder, whether by lapse of time or otherwise, the Bank shall surrender the Sublet Premises in good condition and repair, reasonable wear and tear, loss by fire and other casualty, and acts of God excepted. The Bank shall remove its personal property from the Sublet Premises and shall repair any damage to the Leased Premises and the

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Sublet Premises caused by the installation or removal of
such property. All fixtures, partitions, equipment, trade fixtures, alterations or changes in the Sublet
Premises installed by the Bank shall be and remain personal property, regardless of the manner of their annexation, and may be removed by the Bank, if it so elects, and shall be removed by the Bank if Buehler, William Tell Homes Company or Kmart Corporation so directs, in whole or in part, at the termination of the Granted Term or the sooner expiration or termination of the Sublease. Any damage to the Sublet Premises caused by the installation or removal or any such property shall be repaired by the Bank. Any such property remaining with said consent shall become the sole property of Buehler.
     Section 11.02.  Holding Over.  In the event the Bank
remains in possession of the Sublet Premises with the consent of Buehler after the expiration of the Granted
Term, and without the execution of a new Sublease, it shall be deemed to be occupying the Sublet Premises as a subtenant from month to month at the same monthly rent and subject to all other conditions and provisions of this Sublease insofar as the same are applicable to a month-to-month subtenancy.

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                     ARTICLE XII
                 GENERAL PROVISIONS
     Section 12.01.  Remedies Cumulative - Non-Waiver.
The various rights and remedies herein contained and reserved to each of the parties shall not be considered as exclusive of any other right or remedy or such party, which shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity, or by statute, and such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises. No delay or omission of the right to exercise any power by either party shall impair any such right or power, or be construed of a waiver of any default or as acquiescence therein. One or more waivers of any covenants, term or condition, of this Sublease by either party shall not be construed by the other party as a waiver of subsequent or continuing breaches of the same covenants, term or condition. The consent or approval by either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.
     Section 12.02.  Complete Agreement.  The headings of
the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles and sections. All negotiations, considerations, representations and understandings between the parties are incorporated herein, and may be modified or altered only by agreement in writing signed by the party to be bound.
     Section 12.03.  Agreement Binding on Successors.
The covenants, agreements and obligations herein contained shall extend to, bind and inure to the benefit not only of the parties hereto, but their successors and assigns.
     Section 12.04.  Authorization.  Each party hereto
executes this Sublease by its duly elected officers, who have been authorized by said party's Board of Directors to execute this instrument on behalf of that respective party.
     IN WITNESS WHEREOF, the parties have cause this Sublease to be executed as of the day and year first above set forth.
                             "BUEHLER"

                             BUEHLER FOODS, INC.

                             By/s/ David G. Buehler
                                ___________________________
                                David G. Buehler,
                                President
ATTEST:

/s/ Joseph E. Buehler, Secretary
_________________________________
Joseph E. Buehler, Secretary

                             "BANK"

                             FIRST STATE BANK


                             By/s/ Clay W. Ewing
                               ____________________________
                                Clay W. Ewing,
                                President


ATTEST:

/s/ Grant L. Taylor
_________________________
Grant L. Taylor
Vice President/Cashier



STATE OF INDIANA   )
                   ) SS:
COUNTY OF DUBOIS   )

     Before me, the undersigned, a Notary Public in and for said County and State, personally appeared the within named DAVID G. BUEHLER and JOSEPH E. BUEHLER. known to me to be the President and Secretary, respectively, of BUEHLER FOODS, INC. who acknowledged the truth of the statements in the foregoing instrument to be its voluntary act and deed.

     WITNESS my hand and seal this 28 day of March, 1997.


                             /s/ Karen S. Erny
                             ______________________________
                             Notary Public


                             Karen S. Erny
                             ______________________________
                             Printed

County of Residence:

Dubois
_________________________

My Commission Expires:

June 21, 1998
_________________________

STATE OF INDIANA   )
                   ) SS:
COUNTY OF PERRY    )

     Before me, the undersigned, a Notary Public in and for said County and State, personally appeared the within named CLAY W. EWING and GRANT L. TAYLOR, known to me to be the President and Vice President/Cashier, respectively, of FIRST STATE BANK, who acknowledged the truth of the statements in the foregoing instrument to be its voluntary act and deed.

     WITNESS my hand and seal this 19th day of March, 1997.


                             /s/ Mary E. Reisz
                             ______________________________
                             Notary Public

                             Mary E. Reisz
                             ______________________________
                             Printed

County of Residence:

   Perry
_________________________

My Commission Expires:

August 21, 2000
_________________________